EXHIBIT 17 (a)

RESOLUTIONS  ADOPTED  BY  UNANIMOUS  WRITTEN  CONSENT
OF  THE  BOARD  OF  DIRECTORS
OF
MAS  ACQUISITION  XIX  CORPORATION
An  Indiana  Corporation

The  undersigned,  constituting the entire Board of Directors of MAS Acquisition
XIX  Corporation,  an  Indiana  corporation, ("Corporation"), acting pursuant to
Section 23-1-34-2 of the Indiana Code, hereby consent to take the following actions and adopt the following resolutions effective as of the date indicated below:

REVERSE  STOCK  SPLIT

WHEREAS, the Board of Directors believes it is in the best interest of the Corporation to effectuate a 1 for 8,250 reverse stock split for all outstanding shares as of the date hereof, all in accordance with Section 23-1-38-2(4) of the Indiana Code.

NOW THEREFORE, the proper officers of the Corporation be and they hereby are authorized and directed to take all actions and complete all filings necessary such that the issued and outstanding shares of common stock of the Corporation are reduced such that 8,250 shares issued and outstanding prior to the record date of the reverse stock split shall equal one share effective on the record date of the reverse stock split; and

BE IT FURTHER RESOLVED, that the record date for the reverse stock split be March 3, 2000.

BE IT FURTHER RESOLVED, that the effective date for the reverse stock split shall be March 3, 2000.

BE IT FURTHER RESOLVED, that all the fractional shares which result from the reverse stock split shall be paid out in cash from the corporation through each share pro rate share of $1,000.00 for all such fractional shares.

BE IT FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and instructed to take whatever actions necessary to carry out the resolutions contained herein.

IN WITNESS WHEREOF, the undersigned have set forth their hand as of this 3rd day of March, 2000.

/S/ Aaron  Tsai
Aaron  Tsai
Sole  Director


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EXHIBIT 17 (b)

RESOLUTIONS  ADOPTED  BY  UNANIMOUS  WRITTEN  CONSENT
OF  THE  BOARD  OF  DIRECTORS
OF
MAS  ACQUISITION  XIX  CORPORATION
An  Indiana  Corporation

The  undersigned,  constituting the entire Board of Directors of MAS Acquisition
XIX  Corporation,  an  Indiana  corporation  ("Corporation"), acting pursuant to
Section 23-1-34-2 of the Indiana Code, hereby consent to take the following actions and adopt the following resolutions effective as of the date indicated below:

APPOINTMENT  OF  NEW  DIRECTOR  AND  PRESIDENT

RESOLVED, that the undersigned sole director hereby appoints Michael Bruce Hall as a director and as president, Secretary and treasurer of the Corporation.

RESIGNATION  AS  OFFICER  AND  DIRECTOR

FURTHER, BE IT RESOLVED, THAT effective upon execution of this Agreement, the undersigned hereby resigns as a Director and as President of the Corporation.

FURTHER, BE IT RESOLVED, THAT the officers of the Corporation are hereby authorized and instructed to take whatever steps necessary to carry out the above.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the 3rd of March, 2000.

/S/  Aaron  Tsai
Aaron  Tsai,  Sole  Outgoing  Director
And  resigning  officer


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